Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated September 27, 2006, with respect to the financial statements of Sentito Network, Inc. as of and for the year ended December 31, 2005 incorporated by reference in this Registration Statement on Form S-8 of Verso Technologies, Inc.

/s/ Ernst & Young, LLP

Boston, Massachusetts
April 15, 2008